Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media, Inc. Announces Closing of Follow-On Offering

Fairport, N.Y., July 23, 2007 — GateHouse Media, Inc. (NYSE: GHS) today announced the closing of its previously announced underwritten follow-on public offering of 18.7 million shares of its common stock, including 1.7 million shares sold pursuant to the exercise by the underwriters of their option, at a public offering price of $18.45 per share. The company used a portion of the net offering proceeds to repay in full its $300 million bridge credit facility.

Goldman, Sachs & Co., Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated are acting as joint book running managers and as representatives for the underwriters of this offering, with Bear, Stearns & Co. Inc., BMO Capital Markets Corp., Allen & Company LLC and Lazard Capital Markets LLC acting as co-managers.

A registration statement relating to these securities was declared effective as of July 17, 2007 by the Securities and Exchange Commission. Copies of the written prospectus related to the offering may be obtained from the Prospectus Department of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, fax number: (212) 902-9316 or email at prospectus-ny@ny.email.gs.com, through Wachovia Securities’ Prospectus Department, 375 Park Avenue, New York, New York 10152, or by e-mail at equity.syndicate@wachovia.com, or through Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, 866-718-1649, or by e-mail at prospectus@morganstanley.com.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 20 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements regarding the closing of the offering, the anticipated issuance of shares by GateHouse Media and other statements that are not historical facts. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “believe(s),” “seek(s),” “estimate(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; GateHouse Media can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from GateHouse Media’s expectations include, but are not limited to, (a) customary closing conditions and (b) such other risk factors as may be discussed in the final prospectus relating to the offering and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. GateHouse Media expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the GateHouse Media’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.